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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         COEUR D'ALENE MINES CORPORATION
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             (Exact name of registrant as specified in its charter)




                 Idaho                               82-0109423
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(State of incorporation or organization)         (I.R.S. Employer
                                                Identification No.)


      505 Front Avenue
      Coeur d'Alene, Idaho                                    83814
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(Address of principal executive offices)                   (Zip Code)

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
If this form relates to the registration of a        If this form relates to the registration of a
class of securities pursuant to Section 12(b)        class of securities pursuant to Section 12(g)
of the Exchange Act and is effective pursuant        of the Exchange Act and is effective pursuant
to General Instruction A.(c), please check the       to General Instruction A.(d), please check
following box. [X]                                   the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-63472 & 333-63478
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  (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                       Name of each exchange on which
      to be so registered                       each class is to be registered
---------------------------------            -----------------------------------
13 3/8% Convertible Senior                      New York Stock Exchange
Subordinated Notes due
December 31, 2003

Securities to be registered pursuant to Section 12(g) of the Act:

           None

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Item 1.  Description of Registrant's Securities to be Registered.

        The description of the 13 3/8% Convertible Senior Subordinated Notes due December 31, 2003 (the "Notes") of Coeur d'Alene Mines Corporation, an Idaho corporation (the "Company"), contained in the Company's Form S-4/S-2 Registration Statement (File Nos. 333-63472 and 333-63478), as filed with the Commission on June 20, 2001 and amended on June 29, 2001, is incorporated herein by reference pursuant to the instruction to Item 1 of Form 8-A. Such description is set forth under the caption "Description of Exchange Notes" that appears on pages 51 through 63 of the preliminary prospectus (the "Prospectus") contained in the Registration Statement.

        The Company's common stock, par value $1.00 per share, (the "Common Stock") and the rights to purchase Series A Preferred Stock attached thereto (the "Rights") have been listed on the New York Stock Exchange since April 18, 1990. The description of the Common Stock and Rights set forth under the caption "Description of Capital Stock" on pages 77 and 78 of the Prospectus is incorporated herein by reference.

Item 2.    Exhibits.

        The Notes are to be listed on the New York Stock Exchange, on which the Common Stock and attached Rights are listed. Accordingly, the following exhibits required under Instruction I of the Instructions as to Exhibits of Form 8-A, are incorporated by reference herein and filed with the New York Stock Exchange:

     1. Form of Note (set forth in Exhibit A to the Indenture incorporated by reference herein as Exhibit 2 hereto).

     2. Form of Indenture between the Company and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4(e) to the Company's Registration Statement of Form S-4/S-2 (File Nos. 333-63472 and 333-63478)).




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                                   SIGNATURE


           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              COEUR D'ALENE MINES CORPORATION




July 28, 2001                  By: /s/ Dennis E. Wheeler
                                   ---------------------------
                                    Dennis E. Wheeler
                                    Chairman of the Board,
                                    President and Chief
                                    Executive Officer




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